EXHIBIT 99.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT is made and entered into as of May 22, 2014 (the “Agreement”) by and among USA Truck, Inc., a Delaware corporation (the “Company”), and each of the parties listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).  The Company and the Investors are referred to herein as the “Parties.”

WHEREAS, the Investors beneficially own the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) listed on Exhibit A hereto;

WHEREAS, on May 5, 2014, Baker Street Capital Management, LLC and certain affiliates (collectively, “Baker Street”) and Stone House Capital Management, LLC and certain affiliates (collectively, “Stone House”) formed “United Shareholders for the Benefit of USAK” (the “Committee”);

WHEREAS, the Company and the Investors have reached an agreement with respect to certain matters related to the Company’s 2014 annual meeting of stockholders (including any adjournment thereof, the “2014 Annual Meeting”), and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1. Board of Directors Matters.  The Investors and the Company hereby acknowledge and agree that:

(a) Effective as of the certification of the vote at the 2014 Annual Meeting, but no later than three (3) business days thereafter (the date of such certification, the “Effective Time”), the Company shall expand the size of the Company’s Board of Directors (the “Board”) to nine directors.  The Company agrees that it shall not increase the size of the Board above ten or reduce it below nine directors at any time prior to the date of the 2015 Annual Meeting. If the size of the Board is increased to ten directors, then the vacancy shall be filled by Alexander Greene or, if he is unavailable to serve, such other person as may be designated by the Board, with the consent of the Investors, not to be unreasonably withheld.

(b) To enable the even distribution of directors among the three classes of directors constituting the Board, as of the Effective Time a director to be designated by the Board and John Simone shall each resign his position as a director in Class II.  Immediately thereafter, pursuant to Article III, Section 13 of the Company’s Amended and Restated Bylaws, the Board shall reappoint John Simone to serve as a director on the Board in Class I and such designated director to serve as a director on the Board in Class III.

(c) Immediately following the actions set forth in Section 1(b), the Nominating and Corporate Governance Committee (or a duly constituted subcommittee thereof) (the “Nominating Committee”) of the Board shall recommend for appointment and the Board shall appoint (i) Vadim Perelman to serve as a director on the Board in Class II (the “Baker Street Director”) and (ii) Thomas Glaser to serve as a director on the Board in Class II (the “Additional Director” and, together with the Baker Street Director, collectively, the “Investor Directors” and, each individually, an “Investor Director”).

(d) The Company agrees that if either Investor Director resigns for any reason other than pursuant to Section 1(d) or is otherwise unable to serve as a director of the Company prior to the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”), the Investors shall be entitled to designate, for consideration by the Nominating Committee as a substitute for such Investor Director, an individual who (i) qualifies as an “independent director” for purposes of the listing qualification rules of the Nasdaq Stock Market, and (ii), in the case of the Additional Director, has relevant operating business experience in the trucking industry.  The Nominating Committee, in good faith and consistent with its fiduciary duties, shall consider such candidate within five (5) business days after a completed D&O Questionnaire has been received by the Nominating Committee, and subject to the Nominating Committee’s approval, which approval shall not be unreasonably withheld, the Board shall appoint such candidate approved by the Nominating Committee (whose approval and appointment shall not be unreasonably withheld) within five (5) business days.  In the event the Nominating Committee shall decline to recommend any candidate designated by the Investors, the Investors may propose one or more replacement designees, subject to the above criteria.

(e) As a condition to commencement of a term as a director on the Board (or nomination therefor), each Investor Director shall provide to the Board an irrevocable letter of resignation, effective upon the earliest of (i) (A) in the case of the Baker Street Director, such date as the aggregate beneficial ownership of the Common Stock by Baker Street (net of any Short Interests (as defined below)), shall be less than 50% of the aggregate beneficial ownership of the Common Stock by Baker Street, as a whole, on the date hereof or (B) in the case of the Additional Director, such date as the aggregate beneficial ownership of the Common Stock by Stone House (net of any Short Interests (as defined below)), shall be less than 50% of the aggregate beneficial ownership of the Common Stock by Stone House, as a whole, on the date hereof, and (ii) fifteen (15) days after final judicial determination of a material breach by any Investor or Investor Director of this Agreement.  Each of Baker Street and Stone House, as applicable, shall provide notice to the Company within two (2) business days if the aggregate beneficial ownership of the Common Stock by either Baker Street or Stone House (net of any Short Interests) shall be less than the level described in clause (i) above.  In addition, the Investors agree to certify to the Company as to the number of shares of Common Stock beneficially owned by the Investors (net of any Short Interests) at such times as reasonably requested by the Company.

(f) The Company agrees that it shall not reduce the size of the Board or reconstitute the classes on which the directors serve so as to cause less than three directors to be up for election at the 2015 Annual Meeting and the Parties agree that nothing in this Agreement shall restrict the ability of the Investors to seek the election of up to three directors at the 2015 Annual Meeting.

(g) At all times while serving as a member of the Board, the Investor Directors shall comply with all policies, procedures, processes, codes, rules, standards and legally permissible guidelines applicable to all of the Company’s directors.

(h) The Company agrees that at least one of the Investor Directors will be offered membership to each committee of the Board, other than the Audit Committee, whether now existing or herewith created. Without limiting the Investors’ right in the preceding sentence, the Investors shall have discretion, with the consent of the Company, which shall not be unreasonably withheld, and limited to such Investor Director’s eligibility to serve in such capacity pursuant to applicable law and the rules of the Nasdaq Stock Market, to determine which Investor Director shall sit on which committee of the Board.

Section 2. 2014 Annual Meeting.

(a) At the 2014 Annual Meeting, the Investors agree to appear in person or by proxy and vote all shares of Common Stock beneficially owned by each Investor and its Affiliates in favor of (i) the election of each director nominated by the Board, and (ii) otherwise in accordance with the Board’s recommendation, including in favor of all other matters recommended for stockholder approval by the Board.

(b) The Parties acknowledge and agree that the only proposals that may be presented by the Company for consideration at the 2014 Annual Meeting include (i) election of directors, (ii) “say-on-pay”, and (iii) approval of the Company’s 2014 Omnibus Incentive Plan.

(c) Each Investor agrees to, within 24 hours after the execution of this Agreement, execute and deliver to the Company, or cause to be executed and delivered to the Company, the proxy card sent to the Investors by the Company in connection with the 2014 Annual Meeting (and any other legal proxies required to vote any shares held in “street name”) directing that the shares of Common Stock beneficially owned by such Investor, as of the applicable record date, be voted in accordance with this Agreement.

Section 3. Standstill.

(a) Each Investor agrees that, from the date of this Agreement until the expiration of the Standstill Period, neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates, Associates and representatives not to, directly or indirectly, in any manner, acting alone or in concert with others:

(i) submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(ii) engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a-1 of Regulation 14A) of proxies (or written consents) or otherwise become a “participant in a solicitation” (as such term is defined in Instruction 3 of Schedule 14A of Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board; provided, however, that except as set forth in Section 2 and this Section 3, nothing herein shall be interpreted to restrict the Investors’ ability to vote their shares on any proposal duly brought before the Company’s shareholders as each member of the Investors determines in its sole discretion;

(iii) seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or for any books and records of the Company;

(iv) take any action (including making any proposal to act) by  written consent;

(v) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than to the extent such a group may be deemed to result with the Company or any of its Affiliates or Associates as a result of this Agreement or the participation of the Investors in the Committee (but only so long as the Investors are the only members of said group);

(vi) vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board;

(vii) except as specifically provided in Section 1 and Section 2 of this Agreement, seek to place a representative or other Affiliate, Associate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(viii) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

(ix) except as set forth in Section 3(x) below, other than at the direction of the Board seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company.

(x) solely with respect to an Opposition Matter, the Investors shall have the right to solicit in opposition, and otherwise campaign publicly or privately against, any Opposition Matter and shall be free to engage in communications with shareholders and third parties in connection with an Opposition Matter and nothing in this Agreement shall be interpreted to restrict their ability to do so.  As used herein, the term “Opposition Matter” shall mean any of the following transactions, but only to the extent required by the Delaware General Corporation Law (or, exclusively in the case of the issuance of more than twenty (20%) of the Company’s then outstanding shares of Common Stock, the rules of the Nasdaq Stock Market), to be submitted by the Board to the Company’s stockholders for approval: the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions, the sale or transfer of a majority of the outstanding shares of the Company’s common stock (through a merger, stock purchase or otherwise), any merger, consolidation, acquisition of control or other business combination, tender or exchange offer, dissolution, liquidation, reorganization, or change in capital structure (including issuance in the aggregate of more than twenty (20%) percent of the Company’s then outstanding shares of Common Stock), in each case that has been approved by the Board but voted against by (A) the Baker Street Director (in which case only Baker Street shall have such rights) or (B) the Additional Director (in which case only Stone House shall have such rights).

(xi) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any (A) interests in any of the Company’s indebtedness or (B) Common Stock of the Company representing in the aggregate (amongst the Investors and their Affiliates and Associates) in excess of the Investors’ respective aggregate beneficial ownership as of the date hereof, provided however that nothing herein shall be interpreted to limit the ability of an Investor to transfer shares to its Affiliates that are members of their group pursuant to Section 13(d)(3) of the Exchange Act;

(xii) disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

(xiii) take any action challenging the validity or enforceability of any provisions of this Section 3; or

(xiv) enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage or solicit any person to undertake any of the foregoing activities;

provided, however, that nothing in this Section 3(a) or elsewhere in this Agreement shall prohibit the Investor Directors from (A) taking any action or making any statement at any meeting of the Board or of any committee thereof, or (B) making any statement to the Chief Executive Officer, the Chief Financial Officer or any director of the Company, in each case in a manner consistent with their fiduciary duties as directors of the Company.

(b) As used in this Agreement:

(i) the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(ii) the term  “Standstill Period” shall mean the period commencing upon the date of this Agreement, and ending on the date that is ten (10) days prior to the deadline for the submission of stockholder nominations for election of directors at the 2015 Annual Meeting pursuant to the Amended and Restated Bylaws of the Company.

(iii) the term “beneficial ownership” of shares shall mean shares “beneficially owned” within in the meaning afforded such term by Regulation 13d-3 promulgated under the Exchange Act.

Section 4. Representations and Warranties of the Company.  The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 5. Representations and Warranties of the Investors.  Each Investor, on behalf of itself, represents and warrants to the Company that (a) as of the date hereof, such Investor beneficially owns only the number of shares of Common Stock as described opposite its name on Exhibit A and Exhibit A includes all Affiliates of any Investors that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof and (d) the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound (e) the responses to the standard form of questionnaire used by the Company and delivered to the Company by the Investor Directors are true and correct in all material respects, at the date of this Agreement and at the date of nomination and upon commencement of his term in office and (f) such Investor is not party to any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, whether by means of derivatives or otherwise, by such Investor, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, including but not limited to “short” positions in shares of common stock, “long” puts, “short” calls, “short” forward or swap positions, manage the risk of share price changes for, or increase or decrease the voting power of, such Investor with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”).

Section 6. Mutual Non-Disparagement.

(a) Each Investor agrees that, during the Standstill Period, neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates, Associates and representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates, or that maligns, harms, disparages, defames or damages the reputation or good name of the Company, its business or any of the Company Representatives.

(b) The Company hereby agrees that, during the Standstill Period, neither it nor any of its Affiliates will, and it will cause each of its Affiliates not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, any Investor or any of its agents or representatives (collectively, the “Investor Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of any Investor or Investor Representatives.

(c) Notwithstanding the foregoing, nothing in this Section 6 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws; provided, that such Party must provide written notice to the other Parties at least two (2) business days prior to making any such statement or disclosure required by under the federal securities laws or other applicable laws that would otherwise be prohibited the provisions of this Section 6, and reasonably consider any comments of such other Parties.

Section 7. Public Announcements.  Promptly following the execution of this Agreement, the Company and the Investors shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing the terms of this Agreement, in the form attached hereto as Exhibit B.  Prior to the issuance of the Mutual Press Release, neither the Company nor the Investors shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party.  No Party or any of its Affiliates shall make any public statement (including, without limitation, in any filing required under Regulation 13D under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Mutual Press Release.

Section 8. Specific Performance.  Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages.  It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 9. Expenses.  Each Party will be responsible for its reasonable and customary out-of-pocket expenses incurred in connection with this Agreement.

Section 10. Notice.  Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Company:
USA Truck, Inc. 3200 Industrial Park Road Van Buren, Arkansas 72956 Attention: Cliff Beckham Tel: 479-471-2586 Fax: 479-810-4030 Email: cliff.beckham@usa-truck.com

With a copy to:

Latham & Watkins LLP 330 North Wabash Ave., Suite 2800 Chicago, Illinois 60611 Attention: Mark D. Gerstein Tel: 312-876-7700 Fax: 312-993-9767 Email: mark.gerstein@lw.com

To the Investors:

Vadim Perelman Baker Street Capital Management, LLC 12400 Wilshire Blvd, Suite 940 Los Angeles, CA 90025 Tel: (310) 246-0345 Fax: (310) 733-5695 Email: vadim@bakerstreetcapital.com

Mark Cohen Stone House Capital Management, LLC 950 Third Avenue, 17th Floor New York, NY 10022 Tel: (212) 543-1500 Email: cohen@stonehousemgt.com

With a copy to:

Olshan Frome Wolosky LLP 65 East 55 Street, Park Avenue Tower New York, NY 10022 Attention: Steve Wolosky Tel: 212-451-2333 Fax: 212-451-2222 Email: swolosky@olshanlaw.com

Section 11. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 12. Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

Section 13. Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

Section 14. Receipt of Adequate Information; No Reliance; Representation by Counsel.  Each Party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived.  The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 15. Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 16. Amendment.  This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties.

Section 17. Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

Section 18. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

USA TRUCK, INC.

By:    /s/ Robert A. Peiser
Name:  Robert A. Peiser
Title:  Chairman of the Board

INVESTOR:
BAKER STREET CAPITAL L.P. individually and on behalf of the Committee

By:	BAKER STREET CAPITAL GP, LLC General Partner

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

BAKER STREET CAPITAL MANAGEMENT, LLC individually and on behalf of the Committee

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

BAKER STREET CAPITAL GP, LLC individually and on behalf of the Committee

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

VADIM PERELMAN individually and on behalf of the Committee

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman

INVESTOR:
STONE HOUSE CAPITAL MANAGEMENT, LLC individually and on behalf of the Committee

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

SH CAPITAL PARTNERS, L.P. individually and on behalf of the Committee

By:	STONE HOUSE CAPITAL MANAGEMENT, LLC General Partner

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

MARK COHEN individually and on behalf of the Committee

By:	/s/ Mark Cohen
	Name:	Mark Cohen

EXHIBIT A

Investor	Shares of Common Stock Beneficially Owned
Stone House Capital Management, LLC, SH Capital Partners, L.P., and Mark Cohen	1,550,000

Baker Street Capital L.P., Baker Street Capital Management, LLC, Baker Street Capital GP, LLC and Vadim Perelman	1,400,000

EXHIBIT B

Mutual Press Release

(see attached)